Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Intraop Medical Corporation

We consent to the use of our Report of Independent Registered Public Accounting Firm dated October 15, 2004, covering the consolidated statements of operations, shareholders' deficit and cash flows for the year ended September 30, 2004, in the Registration Statement on Form SB-2 to be filed with the Commission on or about April 19, 2006.




/s/ Stonefield Josephson, Inc.
------------------------------
Certified Public Accountants

San Francisco, California
April 19, 2006